Exhibit 10.1

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (“Agreement”) is made as of September 24, 2003 by and among Pioglobal First Russia, Inc., a Delaware corporation and indirect wholly owned subsidiary of Harbor Global Company Ltd., a Bermuda limited duration company (“Parent”) (Pioglobal First Russia, Inc., together with any successor thereto, the “Company”), Pioglobal Omega, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Parent (the “Majority Stockholder”), Maria Churaeva, an individual (“Churaeva”), Andrei Uspensky, an individual (“Uspensky”), and any other stockholder, warrantholder or optionholder (collectively, the “Additional Stockholders”) who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (a “Joinder Agreement”). The Majority Stockholder, Uspensky, Churaeva and the Additional Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.” Churaeva, Uspensky and any Additional Stockholders are collectively referred to as the

“Restricted Stockholders”.

WHEREAS, prior to the date hereof, the Majority Stockholder owned all of the issued and outstanding shares of Common Stock (as defined herein);

WHEREAS, as of the date first set forth above, in consideration of the completion of certain management services performed for and on behalf of PFR through the date hereof, and pursuant to that certain Stock Agreement of even date herewith (the “Stock Agreement”) by and between Parent, the Company, the Majority Stockholder, Uspensky and Churaeva, the Company has issued a number of shares of Common Stock equal to 5% of the issued and outstanding Common Stock as of the date hereof to each of Churaeva and Uspensky; and

WHEREAS, the Stockholders desire to set forth their rights and obligations with respect to the Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

SECTION 1. Construction of Terms. As used herein, the masculine, feminine or neuter and the singular shall be deemed to be or include the other genders, and the singular or plural of a word shall have the same meaning as the plural or singular of such word, as the case may be.

SECTION 2. Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock held by a Stockholder, the number of shares deemed to be held by the Stockholder shall be the total number of shares of Common Stock then owned by such Stockholder.

SECTION 3. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” means the Board of Directors of the Company.

“Common Stock” means the common stock, par value $.01 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Person” means an individual, corporation, association, partnership, limited liability company, estate, trust or any other entity or organization, governmental or otherwise.

“Sale Transaction” means any (i) voluntary liquidation, dissolution winding up of Parent, the Majority Stockholder, the Company or any direct or indirect parent company to the Company, (ii) consolidation or merger of Parent, the Majority Stockholder, the Company or any direct or indirect parent company to the Company into or with another entity or entities, (iii) arm’s length sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of Parent, the Majority Stockholder, the Company or any direct or indirect parent company to the Company, or (iv) any other arm’s length transaction in which any person, group or entity acquires a controlling equity interest in Parent, the Majority Stockholder, the Company or any direct or indirect parent company to the Company. For the purposes of this definition, a equity interest in a company of twenty percent (20%) or more shall be deemed to be a “controlling interest.”

“Transfer” means any direct or indirect transfer (including the placement in trust, voting or otherwise), donation, gift, sale, assignment, pledge, hypothecation, grant of a security interest in or lien on or other disposal or attempted disposal of all or any portion of a security of the Company or any rights therein. “Transferee” means the recipient of a Transfer and “Transferor” means a Person effecting the Transfer.

ARTICLE II.

RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL

SECTON 1. Restrictions on Transfer. Each of the Restricted Stockholders agrees that he or she will not Transfer all or any portion of the shares of Common Stock of the Company now owned or hereafter acquired by him or her, unless and until such Restricted Stockholder has complied with the terms and provisions of this Agreement. Notwithstanding the foregoing but subject to the other terms of this Agreement, the Restricted Stockholders may effect Transfers pursuant to Article II, Section 2, Article III, Section 1 and Article IV, Section 1 hereof, in each case made in accordance with the procedures set forth therein.

SECTION 2. Right of First Refusal. A Restricted Stockholder may Transfer (a “Proposed Transaction”) all or any portion of the shares held by such Restricted Stockholder to an independent, bona fide third party purchaser for fair value (a “Proposed Transferee”) if and only if such Restricted Stockholder first offers to Transfer such Shares to the Company in accordance with the terms and conditions hereof:

(a) Such transferring Restricted Stockholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company. The Offer Notice shall specify (i) the identity of the transferring Restricted Stockholder, (ii) the total number of shares of Common Stock owned by the transferring Restricted Stockholder, (iii) the number of shares of Common Stock of the transferring Restricted Stockholder subject to the Proposed Transaction (the “Offered Shares”), (iv) the proposed consideration per share to be paid for the Offered Shares and (v) all other terms and conditions of the Proposed Transaction. The Offer Notice shall constitute an irrevocable offer to sell all or any portion (in the Company’s sole discretion) of the Offered Shares to the Company at the lesser of the aggregate price stated in the Offer Notice for the Offered Shares or the Fair Market Value (as defined herein) of the Offered Shares and otherwise on substantially the same terms as set forth in the Offer Notice.

(b) The Company shall have the right (the “Right of First Refusal”) to accept the offer to purchase all or a portion of the Offered Shares for the lesser of the aggregate price stated in the Offer Notice for the Offered Shares or the Fair Market Value (as defined herein) of the Offered Shares and otherwise on substantially the same the terms and conditions as specified in the Offer Notice. The Company may exercise its Right of First Refusal by delivering written notice of such exercise to the transferring Restricted Stockholder within sixty (60) days after the Company’s receipt of the Offer Notice. Such written notice of exercise shall constitute a valid, legally binding and enforceable agreement for the purchase and sale of all or a portion of the Offered Shares, as specified in the Company’s written notice of exercise. The Company may assign its repurchase right in whole or in part to one or more Persons in its sole discretion.

(c) The closing for any purchase of the Offered Shares by the Company hereunder shall take place within forty-five (45) days after the date of the Company’s notice of exercise. Such closing shall be effected by the transferring Restricted Stockholder’s delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Company against payment by the Company to the transferring Restricted Stockholder of the purchase price therefor.

(d)In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors, with the advice of an independent, third-party appraiser, shall determine the fair market value of such non-cash consideration, reasonably and in good faith, and the Company may exercise its right of first refusal by payment of such fair market value in cash. Notwithstanding anything in this Agreement to the contrary, to the extent that the Company has insufficient funds legally available for the repurchase of equity securities of the Company or the Company is not permitted to repurchase for cash equity securities of its employees pursuant to any agreement of the Company or its affiliates, the Company may pay for the shares of Common Stock by delivery of a subordinated promissory note in an original principal amount equal to that portion of the purchase price not paid in cash, payable over a term of not more than five (5) years and bearing interest at the then Applicable Federal Rate.

SECTION 3. Sales to Competitors. Notwithstanding anything contained in this Agreement to the contrary, each Restricted Stockholder hereby agrees not to Transfer any shares of Common Stock or other securities of the Company or options in respect thereof to any Person whose activities, products or services are directly or indirectly competitive with the activities, products or services of the Company as reasonably determined by the Board of Directors, as of the date of the proposed Transfer.

SECTION 4. Prohibited Transfers. If any Transfer is made or attempted that is contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio and the Company shall have, in addition to any other legal or equitable remedies to which it may be entitled, the right to enforce the provisions of this Agreement by one or more actions for specific performance (to the maximum extent permitted by law). Further, the Company shall have the right to refuse give effect to any such Transfer and recognize any corresponding Transferee as one of its stockholders for any and all purposes.

SECTION 5. Fair Market Value. As used in this Agreement, “Fair Market Value” shall mean the fair market value of the shares of Common Stock determined by an independent, third party appraiser selected by the Company and reasonably approved by the Restricted Stockholder whose shares of Common Stock are at issue, such approval not to be unreasonably withheld, conditioned or delayed; provided, that the Restricted Stockholder’s approval shall not be so required in the event the independent, third party appraiser selected by the Company is one of the following firms: Deloitte & Touche, Ernst & Young or KPMG, and any successor firm thereto. Notwithstanding the foregoing, if the appraisal of the fair market value of the Shares as of January 1, 2003 contemplated by the Stock Agreement has been rendered, and the related formula recorded and delivered to the Company’s Board of Directors, then the Company’s Board of Directors shall determine the fair market value of the Shares substantially in accordance with said formula, and any such determination by the Board of Directors shall be final, binding and conclusive. The Company shall use its reasonable efforts to ensure that the Company’s Board of Directors or selected independent, third party appraiser, as the case may be, provides the fair market value of the shares being offered to or purchased by, as applicable, the Company within thirty (30) days from the date of delivery of the Call Notice or engagement of such appraiser, as applicable. All costs relating to any engagement of an independent, third party appraiser shall be borne by the Company.

ARTICLE III.

CALL BY THE COMPANY

SECTION 1. Call by the Company. If (a) the employment by a Restricted Stockholder by the Company or any of its subsidiaries shall terminate for any reason whatsoever or (b) if a Restricted Stockholder breaches any provision of this Agreement (each being a “Call Event”), the Company shall have the right, but not the obligation, to purchase (the “Call Option”), by delivery of a written notice (the “Call Notice”) to such terminated Restricted Stockholder no later than one hundred twenty (120) days after the date of such Call Event, and such Restricted Stockholder shall be required to sell, all (but not less than all) of the shares of Common Stock which are then owned by the Restricted Stockholder (collectively, the “Call Securities”) at a price per share equal to the Call Price (as defined below) applicable to such shares.

SECTION 2. Assignment of Call Right. The Company may, in its sole discretion, assign the Company’s right to exercise the Call Option, in whole or in part, to any related or unrelated third party, provided, that the parties electing to purchase the Call Securities hereunder shall be required to collectively purchase all and not less than all of the Call Securities.

SECTION 3. Call Price. As used herein, the “Call Price” shall mean (a) if the employment of the Restricted Stockholder with the Company or one of its subsidiaries is terminated for Cause or is terminated by the Restricted Stockholder without Good Reason, the lesser of the Fair Market Value of the Call Securities as of January 1, 2003 or the Fair Market Value of the Call Securities as of the date of the Call Notice, (b) if the employment of the Restricted Stockholder is terminated other than for Cause or the Restricted Stockholder voluntarily terminates his or her employment with the Company or one of its subsidiaries for Good Reason, Fair Market Value of the Call Securities as of the date of the Call Notice, and (c) if the Restricted Stockholder breaches any provision of this Agreement, one dollar ($1.00) per Share. As used herein, “Cause” shall mean such Restricted Stockholder’s (i) failure, neglect or refusal to perform his or her responsibilities as an employee, officer and director of the Company or its subsidiaries, as applicable, (ii) failure to achieve performance goals set by the Board of Directors or officers or the Company or Parent and communicated to such Restricted Stockholder within a reasonable time in advance of the date or dates such goals are evaluated or measured, (iii) engagement in any dishonesty or willful misconduct, fraud, misappropriation or embezzlement injurious to the Company or any subsidiary of the Company whether monetarily or otherwise or (iv) conviction of a felony or any crime involving moral turpitude (including the entry of a nolo contendre plea). As used herein, “Good Reason” shall mean with respect to any Restricted Stockholder, such Restricted Stockholder’s resignation from his or her employment with the Company or any of its subsidiaries following and because of (A) the Company’s or such subsidiary’s reducing or reassigning a material portion of the Restricted Stockholder’s duties without Cause or (B) a reduction of the Restricted Stockholder’s base salary other than in connection with an across-the-board reduction of executive compensation imposed by the Board of Directors or board of directors of such subsidiary, if applicable, in response to negative financial results or other adverse circumstances affecting the Company.

SECTION 4. Call Right Closing Mechanics. The closing of the purchase of the Call Securities shall take place at the principal office of the Company in Boston, Massachusetts within thirty (30) days after the determination of Fair Market Value for the purpose of determining the Call Price. Such closing shall be effected by the transferring Restricted Stockholder’s delivery to the Company of a certificate or certificates evidencing the Call Securities to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Company or its assignee or assignees against payment by the Company or such assignee or assignees, as applicable, to the transferring Restricted Stockholder of the Call Price therefor. In the event that more than one Person is purchasing the Call Securities, all of the Call Securities shall be purchased at the same time and place, and all such deliveries will be deemed to be made simultaneously, and none shall be deemed to have been completed until all have been completed. Notwithstanding anything in this Agreement to the contrary, to the extent that the Company has insufficient funds legally available for the repurchase of equity securities of the Company or the Company is not permitted to repurchase for cash equity securities of terminated employees pursuant to any agreement of the Company or its affiliates, the Company may pay for the Call Price by delivery of a subordinated promissory note in an original principal amount equal to that portion of the Call Price not paid in cash, payable over a term of not more than five (5) years and bearing interest at the then Applicable Federal Rate.

SECTION 5. Termination of Call Right. If neither the Company nor its assignee(s) elect to exercise the Call Option and deliver a Call Notice within the one hundred twenty (120) day period specified above, then the Call Option shall terminate, but the Restricted Stockholder shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement.

ARTICLE IV.

RIGHT OF REQUIRED SALE

SECTION 1. Right of Company to Require Sale.

(a) In the event that a Sale Transaction involving the sale of shares of the Company to a bona fide third party (or parties) (the “Sale Offeror”) is proposed by Parent, the Company or the Majority Stockholder, each Restricted Stockholder shall be obligated to, if requested in writing by Parent, the Company or Majority Stockholder (the “Sale Notice”), and shall sell, transfer and deliver, or cause to be sold, transferred and delivered to the Sale Offeror, that number of shares of Common Stock owned by such Restricted Stockholder as of the date of the Sale Notice as shall equal the product of (a) a fraction, the numerator of which is the number of shares of Common Stock proposed to be transferred by the Majority Stockholder as of the date of the Sale Notice, and the denominator of which is the aggregate number of shares of Common Stock owned as of the date of such Sale Notice by the Majority Stockholder, multiplied by (b) the number of shares of Common Stock owned as of the date of such Sale Notice by such Restricted Stockholder. The Restricted Stockholder shall sell, transfer and deliver such shares of Common Stock (i) for the same purchase price proposed to be paid to the Majority Stockholder and otherwise on substantially the same terms and conditions as those applicable to the Majority Stockholder and (ii) at the same time and place as the closing of the transaction with respect to the Majority Stockholder’s shares of Common Stock.

(b) In the event that a Sale Transaction other than a transaction involving the sale of shares of the Company is proposed by Parent, the Company or the Majority Stockholder, each Restricted Stockholder shall be obligated to, upon receipt of a Sale Notice, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered or cause to be sold, transferred and delivered to the Company or the Majority Stockholder, as specified in the Sale Notice, all, but not less than all of the shares of Common Stock then owned by such Restricted Stockholder at a purchase price equal to the Fair Market Value of the shares of Common Stock being purchased. The closing for such purchase and sale shall be specified in the Sale Notice, and in any event shall not be later than two business days before the closing date of any underlying Sale Transaction.

(c) At the closing of any transaction contemplated by this Section 1, the Restricted Stockholder shall deliver the certificate or certificates evidencing the shares of Common Stock owned by such Restricted Stockholder to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Sale Offeror, the Company or Majority Stockholder or their nominee, as applicable, against payment of the purchase price therefor. The Restricted Stockholder hereby agrees to execute all such additional documents, agreements or instruments as may be reasonably required by the Sale Offeror, the Company or the Majority Stockholder to consummate such purchase and sale and the Sale Transaction.

SECTION 2. Sale Notice. In the event a Sale Transaction is proposed by the Company or Majority Stockholder as contemplated by this Article IV, the Company or Majority Stockholder shall promptly deliver to the other Stockholders a written notice (the “Sale Notice”) stating that the Majority Stockholder will sell or otherwise dispose of the number of shares of Common Stock held by such Majority Stockholder set forth therein pursuant to the terms described in the Sale Notice, and that such Majority Stockholder elects to exercise its right pursuant to this Article IV to require that the Restricted Stockholders participate in such Sale Transaction.

SECTION 3. Period For Required Sale. If the Majority Stockholder has delivered the appropriate written notice indicating that it elects to exercise its right pursuant to this Article IV to require the Restricted Stockholders to participate in the Sale Transaction contemplated by the Sale Notice, then for a period of one hundred eighty (180) days after the date of the Sale Notice, the Restricted Stockholders shall be obligated to sell or otherwise dispose of their shares of Common Stock to the Sale Offeror on substantially the same terms and conditions as apply to the Majority Stockholder with respect to such Sale Transaction (other than consideration per share which shall be the same consideration applicable to the Majority Stockholder’s shares). Each Restricted Stockholder shall pay its owns costs and expenses, if any, incurred by he or she in connection with the sale or other disposition of his or her shares of Common Stock pursuant to such Sale Transaction.

ARTICLE V.

GENERAL

SECTION 1. Restrictions on Other Agreements. No Restricted Stockholder shall enter into any agreement or arrangement of any kind with any Person with respect to the shares of Common Stock owned by such Restricted Stockholder on terms which conflict with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, disposition or voting of such shares inconsistent herewith.

SECTION 2. Regulatory and Governmental Approvals. Notwithstanding anything in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no shares or interests or rights therein transferred, sold, assigned or conveyed in any manner prior to receiving any required foreign or domestic regulatory or governmental approval or consent, and all time frames described herein shall be reasonably extended to permit the parties hereto to seek and obtain any such approval or consent.

SECTION 3. Attorney-in-Fact. Each Restricted Stockholder hereby irrevocably appoints the Chief Executive Officer and Chief Financial Officer of the Parent as his or her attorney-in-fact with specific authority to execute, acknowledge, swear to, file and deliver all instruments, certificates and other documents, including, without limitation, any stock power, and to take any other action requisite to carrying out the intention and purpose of this Agreement. The foregoing powers shall be deemed powers coupled with an interest.

SECTION 4. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of laws principles thereof. The parties hereby irrevocably consent to the exclusive jurisdiction of the Commonwealth of Massachusetts and the State of Delaware and agree that any claim brought hereunder or in connection herewith shall be brought before a court sitting in Massachusetts or Delaware.

SECTION 5. Waiver of Jury Trial. The parties hereto hereby knowingly and irrevocably waive their right to a trial by jury in connection with any dispute arising under, in connection with or relating to this Agreement.

SECTION 6. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

SECTION 7. Equitable Remedies. The parties hereto acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings in any permitted jurisdiction specified above to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the shares of Common Stock subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith, including restraining the sale or other disposition of such shares or rescinding such sale or other disposition. The remedies provided in this section shall be cumulative and not exclusive, and shall be in addition to any other remedies which Company or Majority Stockholder may have pursuant to this Agreement or applicable law.

SECTION 8. Notices. Any notice required to be given hereunder shall be given in writing and be sent by hand delivery, fax, certified first class mail, postage prepaid, return receipt requested, or overnight delivery, to the following addresses:

If to the Company or the Majority Stockholder:

Pioglobal First Russia, Inc. or Pioglobal Omega, LLC, as applicable

c/o Harbor Global Company Ltd.

One Faneuil Hall Marketplace

Boston, Massachusetts 02109

Attention: Chief Executive Officer

Telephone: (+1 617) 878-1600

Facsimile: (+1 617) 878-1601

If to a Restricted Stockholder, at the address set forth on the signature page hereto.

Any notice sent in accordance with this section shall be deemed received on the third business day after the mailing date, if sent by first class mail, upon receipt, if delivery by hand, upon electronic confirmation of receipt, if sent by facsimile and upon the next business day, if sent by reputable overnight delivery service. A party may change the address to which notice shall be sent hereunder by giving written notice of such change in accordance with this section.

SECTION 9. Waiver. Any provision of this Agreement may be waived only by a written instrument signed by the party against whom such waiver is sought to be enforced. The waiver by a party of a breach or default by another party of any provision hereof shall not operate or be construed as a waiver of any other continuing or subsequent breach or default by such party.

SECTION 10. Headings. The headings used herein are for convenience purposes only and shall not affect in any manner the meaning, construction or interpretation of the provisions of this Agreement. The word “including” as used herein meanings including, without limitation.

SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, which taken together, shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

SECTION 12. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supercedes any and all prior understandings, agreements and contracts relating to the subject matter hereof. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

SECTION 13. Assignment. This Agreement may not be assigned or otherwise transferred by operation of law or otherwise by any Restricted Stockholder. This Agreement and all rights and obligations of the Company and the Majority Stockholder hereunder may be assigned or transferred by operation of law by the Company and the Majority Stockholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Company’s and Majority Stockholder’s successors and assigns and the Restricted Stockholder’s estate, heirs, executors, personal representatives, guardians and conservators.

SECTION 14. Legend on Securities. The Company and each of the Stockholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the shares of Common Stock held at any time by a Restricted Stockholder:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RIGHTS OF FIRST REFUSAL AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A CERTAIN STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE CORPORATION FOR EXAMINATION).”

SECTION 15. Additional Parties. Additional Persons (including officers and employees of the Company) who purchase or are granted shares of Common Stock of the Company, shall, as a condition of the purchase, acquisition or issuance of such shares, become parties to this Agreement and become Restricted Stockholders hereunder upon execution by such Persons of a Joinder Agreement, unless otherwise determined by the Majority Stockholder, in its sole discretion.

SECTION 16. Adjustment. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Company.

SECTION 17. Confidentiality. The Restricted Stockholders agree to hold the terms of this Agreement strictly confidential, except to the extent that Parent, the Company or the Majority Stockholder have publicly disclosed the terms and conditions hereof.

SECTION 18.Term. This Agreement shall terminate immediately following the closing of a Sale Transaction.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

COMPANY:

PIOGLOBAL FIRST RUSSIA, INC.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

MAJORITY STOCKHOLDER:

PIOGLOBAL OMEGA, LLC
By its sole member: HGCL Ltd.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

/s/ Maria Churaeva
Maria Churaeva, individually

Address:	24 st, Vakilova Str. 97
Moscow, Russia

/s/ Andrei Uspensky
Andrei Uspensky, individually

Address:	8-148, Zoologichesky
Berencock, Moscow, Russia

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of September 24, 2003 by and among Pioglobal First Russia, Inc., Pioglobal Omega, LLC, Maria Churaeva, Andrei Uspensky, and any other stockholder, warrantholder or optionholder who from time to time becomes a party to the Agreement by execution of a Joinder Agreement. The undersigned agrees to be included within the term Restricted Stockholder (as defined in the Agreement).

Date	Name:
(Sign name on signature line and print name legibly below signature.)

Address:

Telephone:
Facsimile: